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                                                                    EXHIBIT 21.1

                                  EXHIBIT 21

                                 Subsidiaries

                                                                State or Other
                                                               Jurisdiction of
Parent                                                          Incorporation
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High Country Bancorp, Inc.                                         Colorado

Subsidiaries (1)
----------------

Salida Building and Loan Association                              United States



________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 7 hereof.